Exhibit 99.1

Dell Second-Quarter Revenue Up 20 Percent, EPS 29 Percent Higher;
Growth in Servers, Markets Outside U.S. is Exceptionally Strong

    ROUND ROCK, Texas--(BUSINESS WIRE)--Aug. 12, 2004--Dell (Nasdaq:DELL) showed its unique ability to both grow rapidly in key markets and achieve strong profitability again in the company's fiscal second-quarter 2005, which ended July 30.
    Dell revenue was $11.7 billion, a company record and 20 percent higher than in the same quarter a year ago. Sales in Europe, the Middle East and Africa and in Asia-Pacific and Japan rose 30 and 29 percent, respectively. Combined revenue for enterprise systems, including servers and storage systems, accounted for 22 percent of overall sales, matching a company high.
    Earnings per share were 31 cents, 29 percent higher and also a Dell record. Results were consistent with revised company guidance in mid-July, which included an increase in earnings expectations.


(in millions, except share data)

                        Second Quarter             Year to Date
                    FY'05    FY'04  Change    FY'05    FY'04   Change
                    -----    -----  ------    -----    -----   ------
Revenue            $11,706  $9,778    20%    $23,246  $19,310    20%
Operating Income    $1,006    $840    20%     $1,972   $1,651    19%
Net Income            $799    $621    29%     $1,530   $1,219    26%
Earnings Per Share   $0.31   $0.24    29%      $0.59    $0.47    26%


    "We start with the marketplace advantage of a more efficient, more customer-focused way of doing business," said Kevin Rollins, Dell's chief executive officer. "And our global team is consistently disciplined in applying that business model.
    "Like our shareholders, our expectation is for volume and share growth along with solid profitability. Those objectives aren't mutually exclusive."
    According to Mr. Rollins, Dell's third-quarter product shipments should be 21 percent higher than in the same year-ago period. Such growth is expected to produce quarterly revenue of about $12.5 billion, up 18 percent, and earnings per share of 33 cents, a 27-percent increase.
    In the most-recent quarter, operating expenses were 9.6 percent of revenue, equaling a company low. Operating profit as a percent of revenue was 8.6 percent, up from 8.4 percent in the year's first quarter. Dell generated more than $700 million in cash from operations during the period, at the end of which company cash and investments totaled $11.8 billion.

    EMEA Leads Robust Worldwide Volume Gains

    Dell's global product shipments increased 19 percent, sharply faster than for the rest of the industry.
    Second-quarter shipment growth in Europe, the Middle East and Africa was 30 percent, 12 points higher than the average of other companies in the region. Among Dell highlights: a 44-percent rise -- double the rest of the industry -- in server shipments, and a 60-percent increase in total storage revenue.
    Overall company volumes in the United Kingdom were up 30 percent, twice that of the industry excluding Dell. Server growth of 34 percent in the U.K. enabled Dell to close the gap between itself and the national category leader by more than eight share points from a year ago. Dell France achieved a 38-percent increase in overall shipments, 37 percent in servers.
    Company shipment growth of 28 percent in Asia-Pacific and Japan was more than double that of the rest of the industry. Dell server volumes in the region were up 33 percent.
    In Japan, Dell's 19-percent shipment increase compared with 1 percent for other suppliers. Dell gained two points of market share from last year's second quarter, as its share exceeded 12 percent for the first time and again ranked No. 3 nationally.
    Profitable growth in China during the period included a 41-percent jump in server shipments. Dell was recently recognized for the first time with a "gold" user-satisfaction award for standards-based server service by the China Center for Information Industry Development.
    In the Americas, Dell revenue grew 16 percent. The company added nearly two points to its leading United States market share, with shipments increasing at more than twice the average of other companies. Total demand by large-corporate and small- and medium-business customers increased 21 percent. Americas volumes outside the U.S. rose 25 percent, led by strong growth in Canada.
    U.S. consumers purchased 29 percent more Dell notebook computers than in the same period a year ago.

    Servers, Printers Highlight Strategic Product Growth

    Dell's 31-percent second-quarter increase in server shipments was 12 points higher than average server growth for other companies. The company is introducing a new, eighth-generation of PowerEdge servers, which feature more powerful processors and enhanced systems-management software.
    Revenue from software and peripheral products increased 31 percent, helped by sustained strong demand for Dell printers. Those products are being introduced in more countries, including Japan during the second quarter and China in Q3. The company expects to sell five million Dell printers during fiscal 2005, up from an original target of four million. Dell's overall printing and imaging business is now at a $1 billion annual run rate.
    In notebook computers, Dell's combined shipments of Inspiron and Latitude systems rose 28 percent, significantly more than the increase for other companies.

    About Dell

    Dell Inc. (Nasdaq:DELL) is a premier provider of products and services required for customers worldwide to build their information-technology and Internet infrastructures. Company revenue for the past four quarters totaled $45.4 billion. Dell, through its direct business model, designs, manufactures and customizes products and services to customer requirements, and offers an extensive selection of software and peripherals. Information on Dell and its products can be obtained at www.dell.com.

    Dell, PowerEdge, Inspiron and Latitude are trademarks of Dell Inc.

    Market comparisons based on IDC data.

    Dell disclaims any proprietary interest in the marks and names of others.

    Special note: Statements in this press release that relate to future results and events (including statements about fiscal third-quarter financial and operating performance) are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; the level of demand for the company's products and services; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; the company's ability to timely and effectively manage periodic product transitions, as well as component availability and cost; the company's ability to develop new products based on new or evolving technology and the market's acceptance of those products; the company's ability to manage its inventory levels to minimize excess inventory, declining inventory values and obsolescence; the product, customer and geographic sales mix of any particular period; the company's ability to effectively manage its operating costs; and the effect of armed hostilities, terrorism or public health issues on the economy generally, on the level of demand for the company's products and services and on the company's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.

    Consolidated statements of income, financial position and cash flows follow.


                              DELL INC.
                  Condensed Consolidated Statement
            of Operations and Related Financial Highlights
                 (in millions, except per share data)
                             (unaudited)

                        Three Months Ended
                  -----------------------------    % Growth Rates
                  July 30,  April 30,  Aug. 1,  ---------------------
                    2004      2004      2003    Sequential Yr. to Yr.
                  --------- --------- --------- ---------- ----------
Net revenue        $11,706   $11,540    $9,778      1.4%      19.7%
Cost of revenue      9,572     9,467     8,000      1.1%      19.6%
                  --------- --------- ---------
 Gross margin        2,134     2,073     1,778      3.0%      20.0%
Selling,
 general and
 administrative      1,008       991       822      1.8%      22.6%
Research,
 development and
 engineering           120       116       116      3.8%       4.2%
                  --------- --------- ---------
 Total operating
  expenses           1,128     1,107       938      2.0%      20.3%
                  --------- --------- ---------
Operating income     1,006       966       840      4.1%      19.7%
Investment and
 other income,
 net                    46        49        47     (6.5%)     (2.2%)
                  --------- --------- ---------
Income before
 income taxes        1,052     1,015       887      3.6%      18.6%
Income tax
 provision             253       284       266    (11.2%)     (5.1%)
                  --------- --------- ---------
 Net income           $799      $731      $621      9.3%      28.7%
                  ========= ========= =========

Earnings per
 common share:
 Basic               $0.32     $0.29     $0.24
                  ========= ========= =========
 Diluted             $0.31     $0.28     $0.24
                  ========= ========= =========

Weighted average
 shares
 outstanding:
 Basic               2,518     2,539     2,567
 Diluted             2,574     2,593     2,624

Percentage of
 Total Net
 Revenue:
-------------
Gross margin          18.2%     18.0%     18.2%
Selling,
 general and
 administrative        8.6%      8.6%      8.4%
Research,
 development and
 engineering           1.0%      1.0%      1.2%
 Total operating
  expenses             9.6%      9.6%      9.6%
Operating income       8.6%      8.4%      8.6%
Income before
 income taxes          9.0%      8.8%      9.1%
 Net income            6.8%      6.3%      6.3%
Income tax rate       24.0%     28.0%     30.0%

Net Revenue by
 Geographic
 Region:
--------------
Percentage of
 Total Net
 Revenue
-------------
Americas                68%       65%       70%
Europe                  21%       23%       19%
Asia Pacific --
 Japan                  11%       12%       11%

Net Revenue by
 Product Line:
--------------
Percentage of
 Total Net
 Revenue
-------------
Desktops                49%       51%       51%
Notebooks               29%       28%       28%
Enterprise              22%       21%       21%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.


                              DELL INC.
                  Condensed Consolidated Statement
            of Operations and Related Financial Highlights
                 (in millions, except per share data)
                             (unaudited)


                                        Six Months Ended   % Growth
                                      -------------------    Rates
                                       July 30,  Aug. 1,  ----------
                                        2004      2003    Yr. to Yr.
                                      --------- --------- ----------
Net revenue                            $23,246   $19,310     20.4%
Cost of revenue                         19,039    15,784     20.6%
                                      --------- ---------
 Gross margin                            4,207     3,526     19.3%
Selling, general and administrative      1,999     1,648     21.3%
Research, development and engineering      236       227      4.2%
                                      --------- ---------
 Total operating expenses                2,235     1,875     19.2%
                                      --------- ---------
Operating income                         1,972     1,651     19.4%
Investment and other income, net            95        90      6.1%
                                      --------- ---------
Income before income taxes               2,067     1,741     18.7%
Income tax provision                       537       522      2.8%
                                      --------- ---------
 Net income                             $1,530    $1,219     25.6%
                                      ========= =========

Earnings per common share:
 Basic                                   $0.61     $0.47
                                      ========= =========
 Diluted                                 $0.59     $0.47
                                      ========= =========

Weighted average shares outstanding:
 Basic                                   2,529     2,570
 Diluted                                 2,583     2,619


Percentage of Total Net Revenue:
-------------------------------
Gross margin                              18.1%     18.3%
Selling, general and administrative        8.6%      8.5%
Research, development and engineering      1.0%      1.2%
 Total operating expenses                  9.6%      9.7%
Operating income                           8.5%      8.6%
Income before income taxes                 8.9%      9.0%
 Net income                                6.6%      6.3%
Income tax rate                           26.0%     30.0%

Net Revenue by Geographic Region:
--------------------------------
Percentage of Total Net Revenue
-------------------------------
Americas                                    66%       69%
Europe                                      22%       20%
Asia Pacific -- Japan                       12%       11%

Net Revenue by Product Line:
---------------------------
Percentage of Total Net Revenue
-------------------------------
Desktops                                    50%       52%
Notebooks                                   28%       27%
Enterprise                                  22%       21%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.


                              DELL INC.
                  Condensed Consolidated Statement
        of Financial Position and Related Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)

                                         July 30, April 30,  Aug. 1,
                                          2004      2004      2003
                                        --------- --------- ---------
Assets:
------
Current assets:
 Cash and cash equivalents                $4,025    $4,075    $4,636
 Short-term investments                    1,509     1,180       484
 Accounts receivable, net                  3,625     3,424     2,883
 Inventories                                 418       425       358
 Other                                     2,055     2,073     1,246
                                        --------- --------- ---------
  Total current assets                    11,632    11,177     9,607
Property, plant and equipment, net         1,578     1,510     1,062
Investments                                6,276     6,631     5,498
Other non-current assets                     446       391       373
                                        --------- --------- ---------
  Total assets                           $19,932   $19,709   $16,540
                                        ========= ========= =========


Liabilities and Stockholders' Equity:
------------------------------------
Current liabilities:
 Accounts payable                         $7,444    $7,518    $6,418
 Accrued and other                         3,877     3,803     2,846
                                        --------- --------- ---------
  Total current liabilities               11,321    11,321     9,264
Long-term debt                               505       505       506
Other non-current liabilities              1,899     1,778     1,264
                                        --------- --------- ---------
  Total liabilities                       13,725    13,604    11,034
Stockholders' equity                       6,207     6,105     5,506
                                        --------- --------- ---------
Total liabilities and stockholders'
 equity                                  $19,932   $19,709   $16,540
                                        ========= ========= =========


Ratios:
------
Quick ratio                                 0.81      0.77      0.86
Days supply in inventory                       4         4         4
Days of sales outstanding(a)                  31        31        30
Days in accounts payable                      70        71        72
                                        --------- --------- ---------
Cash conversion cycle                        (35)      (36)      (38)

Other Information:
-----------------
Headcount (approximate)                   50,000    47,800    41,800
Average total revenue/unit (approximate)  $1,610    $1,570    $1,610


Note: Ratios are calculated based on underlying data in thousands.

(a) Days of sales outstanding include the effect of product costs related to in-transit customer shipments that are classified in other current assets. At July 30, 2004, April 30, 2004, and August 1, 2003, days of sales outstanding included days of sales in accounts receivable and days of in-transit customer shipments of 28 and 3 days; 27 and 4 days; and 26 and 4 days, respectively.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)

                                            Three Months   Six Months
                                                Ended        Ended
                                            ------------  ------------
                                                   July 30, 2004
                                            --------------------------
Cash flows from operating activities:
 Net income                                        $799        $1,530
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
  Depreciation and amortization                      79           161
  Tax benefits from employee stock plans             45            70
  Other, primarily effects of exchange rate
   changes on monetary assets and
   liabilities denominated in foreign
   currencies                                       (51)         (163)
 Changes in:
  Operating working capital                        (270)         (189)
  Non-current assets and liabilities                101           296
                                            ------------  ------------
   Net cash provided by operating
    activities                                      703         1,705

Cash flows from investing activities:
 Investments:
  Purchases                                      (3,214)       (6,719)
  Maturities and sales                            3,221         6,485
 Capital expenditures                              (134)         (216)
                                            ------------  ------------
   Net cash used in investing activities           (127)         (450)

Cash flows from financing activities:
 Purchase of common stock                          (891)       (2,022)
 Issuance of common stock
  under employee plans                              196           310
                                            ------------  ------------
   Net cash used in financing activities           (695)       (1,712)

Effect of exchange rate changes
 on cash and cash equivalents                        69           165
                                            ------------  ------------
Net decrease in cash and cash equivalents           (50)         (292)

Cash and cash equivalents
 at beginning of period                           4,075         4,317
                                            ------------  ------------
Cash and cash equivalents at end of period       $4,025        $4,025
                                            ============  ============

    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             T.R. Reid, 512-728-7977
             tr_reid@dell.com
             or
             Mike Maher, 512-723-2575
             mike_maher@dell.com
              or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com